Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Codorus Valley Bancorp, Inc.

York, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 11, 2008, relating to the consolidated financial statements of Codorus Valley Bancorp, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Harrisburg, Pennsylvania

February 5, 2009